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                                                                   EXHIBIT 3.102

                       PATHOLOGY AFFILIATED SERVICES, INC.

                               A Texas Corporation

                                     BYLAWS

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                                    ARTICLE I

                                     OFFICES

     SECTION 1.01. PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of San Antonio, Texas.

     SECTION 1.02. OTHER OFFICES. The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 2.01. PLACE OF ANNUAL MEETINGS. All annual meetings of the shareholders shall be held in the City of San Antonio, Texas, or any other place either within or without the State of Texas as the Directors may designate. Special meetings of the shareholders may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     SECTION 2.02. DATE OF ANNUAL MEETING. Annual meetings shall be held each year at a day and time to be selected by the Board of Directors, provided that such meeting shall not be held on a Saturday, Sunday, a legal holiday, or a day following a legal holiday. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the President, the Board of Directors or by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting. Only business within the purpose or purposes described in the Notice of Special Meeting may be conducted at such meeting.

     SECTION 2.04. NOTICE. Notices of meetings shall be in writing and signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors may designate. Such notices shall state the time of the meeting, the place where the meeting is to be held, which may be within or without the State of Texas, and, in the event the notice regards a special meeting, the purpose or purposes for which the meeting is called. A copy of such

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notice shall be either delivered not less than ten (10) nor more than sixty (60)
days before the date of the meeting, either personally or by mail, postage prepaid, to each shareholder of record entitled to vote at such meeting. If mailed, it shall be directed to a shareholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the United States mail for transmission to such shareholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. In the event stock is transferred between the date the notice of the meeting is delivered or mailed and the date the meeting is held, the transferee shall not be entitled to notice of the meeting. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act, articles of incorporation or these Bylaws need not be given to the shareholder if notice of two consecutive annual meetings, and all notices of meetings held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of distributions or interests on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable. If such person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     SECTION 2.05. BUSINESS. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     SECTION 2.06. LIST OF SHAREHOLDERS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. In addition, such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 2.07. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, then those shareholders representing a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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     SECTION 2.08. POWER OF SHAREHOLDERS. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 2.09. VOTING OF SHARES. Except as hereinafter provided, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the articles of incorporation provide for more or less than one (1) vote per share or limit or deny voting rights to the holders of the shares of any class. At all elections of Directors, each holder of shares of stock possessing voting power shall be entitled to vote in person or by proxy for the number of shares of stock held by him, for as many persons as there are directors to be elected. At all corporate meetings, the manner of voting shall be by ballot, by voice vote, or by a showing of hands, at the discretion of the Chairman of the meeting.

     SECTION 2.10. PROXIES. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing. In the event that any such written instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven
(11) months from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation.

     SECTION 2.11. WRITTEN CONSENT. Any action required or permitted to be taken by the shareholders at a meeting by any statutory provisions or the articles of incorporation, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner required herein, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are

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delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded.
Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the Texas Business Corporation Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10A and that any written notice required by 9.10A has been given. Any such written consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

     SECTION 2.12. TELEPHONE MEETINGS. Subject to the provisions required or permitted by statute or these Bylaws for notice, the shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the corporation.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 3.01. NUMBER AND TERMS. The number of Directors which shall constitute the initial Board shall be four (4). The Directors shall be elected at the annual meeting of the shareholders, and except as otherwise provided in this Article, each Director elected shall hold office until his successor is elected and qualified. The number of Directors may from time to time be increased or decreased to not less than one (1) by amendment to these Bylaws, provided that any such decrease does not shorten the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, or by the affirmative vote of the board of directors for a term of office continuing only until the next election of one (1) or more directors by the shareholders; provided that the board of directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders. Directors need not be shareholders or residents of the State of Texas.

     SECTION 3.02. VACANCIES. Vacancies may be filled by a majority of the remaining Directors though less than a quorum, or if the shareholders created the vacancy, by election at an annual meeting or at a special meeting of shareholders called for that purpose. When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall

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have the power to fill the vacancy or vacancies to take effect when such resignation or resignations shall become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors.

     SECTION 3.03. AUTHORITY OF DIRECTORS. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3.04. DIRECTORS' MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Texas.

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 3.05. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, unless otherwise fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting; provided, however, that a quorum shall be present. In the event such meeting is not held at the time and place above provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     SECTION 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, and shall be called by the President or Secretary on the written request of the sole director, or in the event one or more directors constitute the Board of Directors, any two (2) or more Directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director at least three (3) days prior to the date of the meeting.

     SECTION 3.08. QUORUM. At all meetings of the Board of Directors, a majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 3.09. UNANIMOUS CONSENT. Whenever the vote of the Directors at a meeting thereof or at the meeting of the executive committee or any other committee is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the articles of

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incorporation, the meeting and vote of the Directors may be dispensed with, if all the members of the Board of Directors, the executive committee, or any other committee, as the case may be, who have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken. Such consent shall have the same force and effect as a unanimous vote at a regularly called meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

     SECTION 3.10. TELEPHONE MEETINGS. Subject to the provisions required or permitted by statute or by these Bylaws for notice, the Directors or the members of the executive committee, or any other committee, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the corporation.

                                   COMMITTEES

     SECTION 3.11. CREATION. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee and one or more other committees, each to consist of two (2) or more Directors of the corporation. The Board of Directors may designate one or more members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.

     SECTION 3.12. AUTHORITY. The executive committee and other committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the full Board of Directors is required by statute or by the articles of incorporation.

     SECTION 3.13. MINUTES. The executive committee and other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee and other committees shall be placed in the minute book of the corporation.

     SECTION 3.14. REMOVAL OF MEMBERS. Any member of the executive committee or any other committee, may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever, in its judgment, the best interests of the corporation will be served thereby.

     SECTION 3.15. POTENTIAL LIABILITY. The designation of an executive committee, other committees and the delegation of authority to it shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility upon it or him by law.

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     SECTION 3.16. COMPENSATION OF DIRECTORS. By resolution of the Board of
Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or any other committee may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

     SECTION 4.01. DELIVERY. Notices to Directors and shareholders shall be in writing and delivered personally or mailed to the Directors or shareholders at their addresses appearing on the records of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors also may be given by telegram and shall be deemed to be given at the time when the same shall be delivered to the telegraph office for transmission.

     SECTION 4.02. WAIVER. Whenever any notice is required to be given to a shareholder or Director under the provisions of the statutes, the articles of incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to give such notice, whether before or after the time stated therein, shall be deemed equivalent thereto to the giving of such notice. Attendance of a Director at a Directors' meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

     SECTION 5.01. SELECTION OF OFFICERS. The officers of the corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer. Any person may hold two (2) or more offices. No officer or agent need be a shareholder, a Director, or a resident of the State of Texas.

     SECTION 5.02. NECESSARY OFFICERS. The Board of Directors, at its first meeting after each annual meeting of shareholders, may choose a Chairman from among the Directors, and shall choose a President and a Secretary neither of whom need be a member of the Board of Directors.

     SECTION 5.03. ADDITIONAL OFFICERS. The Board of Directors may appoint a Chairman of the Board, Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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     SECTION 5.04. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     SECTION 5.05. TERM OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     SECTION 5.06. AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     SECTION 5.07. PRESIDENT. The President shall be the ranking and chief executive officer of the corporation. He shall preside at meetings of the Board of Directors and of the shareholders unless he shall be absent, and he shall have power to call special meetings of the shareholders and the Directors for any purpose or purposes, appoint and discharge, subject to the approval or review by the Board of Directors, employees and agents of the corporation and fix their compensation, and shall make and sign contracts and agreements in the name of and on behalf of the corporation. The President shall put into operation such business policies of the corporation as shall be decided upon by the Board of Directors. In carrying out the business policies of the Board of Directors, the President shall have the general management and control of the business and affairs of the corporation and shall be the managing executive officer of the corporation, and the President, in carrying out such business policies, is given the necessary authority to discharge such responsibility. He shall see that the books, reports, statements and certificates required by the statutes under which the corporation is organized or any other laws applicable thereto, are properly kept, made and filed according to law. The President shall, in general, have supervisory power over the other officers, the executive committee and any other committees and the business activities of the corporation, subject to the approval or review of the Board of Directors and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.

     SECTION 5.08. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the power of the President. They shall also generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President and as the Board of Directors shall prescribe.

     SECTION 5.09. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of such meetings in a book to be kept for that purpose, and he shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and he shall perform such other duties as may be prescribed by the Board

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of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and; when the seal is so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

     SECTION 5.10. ASSISTANT SECRETARIES. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     SECTION 5.11. TREASURER:

          (a) CUSTODY OF FUNDS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and in addition, he shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          (b) DISBURSAL. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and he shall render to the President and the Board of Directors, at the regular meeting of the Board, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          (c) SURETY BOND. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          (d) ADDITIONAL DUTIES. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                                   ARTICLE VI

                       OFFICERS' AND DIRECTORS' SERVICES,
                    CONFLICTING INTERESTS AND INDEMNIFICATION

     SECTION 6.01. SERVICES. No Director and, unless otherwise determined by the Board of Directors, no officer of the corporation, shall be required to devote his time or any particular portion

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of his time or render services or any particular services exclusively to the corporation. Subject to each and every Director's duty of loyalty and fiduciary duty to the Corporation, each and every Director and, unless otherwise determined by the Board of Directors, each and every officer of the corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the corporation, without breach of duty to the corporation or to its shareholders and without accountability or liability to the corporation or to its shareholders in any event or under any circumstances or conditions.

     Subject to each and every Director's duty of loyalty and fiduciary duty to the Corporation, each and every Director and, unless otherwise determined by the Board of Directors, each and every officer of the corporation shall, respectively, be entirely free to act for, serve and represent any other corporation or corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a director or officer, or both, of any other corporation or corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of the corporation, without breach of duty to the corporation or to its shareholders and without accountability or liability of any character or description to the corporation or to its shareholders in any event or under any circumstances or conditions.

     SECTION 6.02. DIRECTORS' AND OFFICERS' INTERESTS IN CONTRACTS. No contract or other transaction between the corporation and one or more of its Directors or officers, or between the corporation and any firm or partnership of which one or more of its directors or officers are members or employees or in which they are otherwise interested, or between the corporation and any other corporation or association or other entity in which one or more of the directors or officers of the corporation are shareholders, members, directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office or offices as a director or officer of the corporation or such interest in or in connection with such other firm, partnership, corporation, association or other entity, notwithstanding the presence of such director or directors, officer or officers, at the meeting of the Board of Directors of the corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or their participation in such action, if (a) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (b) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or other transaction; nor shall any Director or officer be responsible to, or liable to account to the corporation for any profits realized by or from or through any such contract or other transaction of the corporation so authorized, ratified or approved, by reason of such interest or his being or having been a director or officer, or both, of the corporation. Nothing herein contained shall create responsibility or liability in or in connection with

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any such event or events or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

     SECTION 6.03. NON-LIABILITY OF DIRECTORS AND OFFICERS IN CERTAIN CASES. No Director or officer or member of the executive committee or any other committee shall be liable for his acts as such if he is excused from liability under any present or future provision or provisions of the Texas Business Corporation Act or the Articles of Incorporation of the Corporation; and, in addition, to the fullest extent now or hereafter permitted by the Texas Business Corporation Act, each officer or Director or member of any committee shall, in the discharge of any duty imposed of power conferred upon him by the corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the statements, valuations or information referred to in the Texas Business Corporation Act, now or as hereafter amended.

     SECTION 6.04. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors and officers, to the fullest extent permitted by the Texas Business Corporation Act, now or as hereafter amended, or any other applicable laws as may from time to time be in effect. In addition, the Corporation shall pay expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, where the requirements imposed by the Texas Business Corporation Act, now or as hereafter amended, are met. The Corporation's obligation to indemnify and to prepay expenses under this section shall arise, and all rights granted to the directors or officers, hereunder, shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these bylaws, or the articles of incorporation of the corporation, no action taken by the corporation, either by amendment of the articles of incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this section which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this section shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

     SECTION 6.05. INSURANCE. The Board of Directors shall have, in its discretion, the power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Texas Business Corporation Act, the articles of incorporation or these Bylaws. If the insurance or other arrangement

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is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the Board of Directors may, for the benefit of persons indemnified by the corporation (a) create a trust fund, (b) establish any form of self-insurance, (c) secure the indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (d) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

     SECTION 7.01. REQUIREMENTS. Every shareholder shall be entitled to have a certificate signed by any officer or officers of the Corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, option or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock, and, if the corporation shall be authorized to issue only shares of special stock, such certificate shall set forth in full or summarize the rights of the holders of such shares of stock.

     SECTION 7.02. FACSIMILES. A facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons whose signature appears on such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the corporation.

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

     SECTION 7.03. LOST CERTIFICATE(S). The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issue of a new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim mat may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

     SECTION 7.04. SHARE TRANSFER RECORDS. The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors, and each committee of its Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

     SECTION 7.05. TRANSFER OF STOCK. Shares of stock shall be transferable only on the records of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, canceling the old certificate and recording the transaction upon its books. A record shall be made of each transfer.

     SECTION 7.06. CLOSING OF TRANSFER RECORDS. Fixing Record Date for Matters Other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by a corporation (other than a distribution involving a purchase or redemption by the corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records be closed for a period not to exceed sixty (60) days. If such records are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, then such records shall be closed for at least ten (10) days immediately preceding such meetings. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

     SECTION 7.07. FIXING RECORD DATE FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined pursuant to the provisions of the Texas Business Corporation Act, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required, the record date for determining shareholders entitled to consent to action in writing without a meeting, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books In which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     SECTION 7.08. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its records as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas, the articles of incorporation or these Bylaws. When shares are registered on the records of the corporation in the names of two or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the corporation may record on its records and otherwise effect the transfer of those shares to any person, firm or corporation (including that surviving joint owner individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

     SECTION 8.01. DECLARATION. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

     SECTION 8.02. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available therefor, such sum or sums as the Board of Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 8.03. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.04. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE IX

                RESTRICTIONS ON TRANSFER OF CORPORATE SECURITIES

     SECTION 9.01. Any security of the corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state, shall not be transferable or the subject of a sale or pledge until the corporation shall have been furnished with an opinion of counsel for such shareholder satisfactory to counsel for the corporation that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

     "The shares evidenced and represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state. Transfer or sale of the shares evidenced and represented by this certificate shall not be made without the prior written approval of the Company and its counsel."

     SECTION 9.02. Any security of the corporation that is issued to any person pursuant to an agreement, which in any way restricts the transfer of such security, shall be restricted as to such transfer by noting conspicuously on the certificate representing the security, a legend which shall indicate such restriction against transferability and the appropriate officers of the corporation shall cause to be placed on such security a stop-transfer order subject to the terms and conditions of such agreement.

                                    ARTICLE X

                                   AMENDMENTS

     SECTION 10.01. These Bylaws may be altered, amended or repealed at any regular or special meeting of the Board of Directors.


Date:
      -------------------               ----------------------------------------
                                        Dale E. Bennet, M.D., Director


Date:
      -------------------               ----------------------------------------
                                        Stanley L. Blend, Director


Date:
      -------------------               ----------------------------------------
                                        Merle W. Delmer, M.D., Director


Date:
      -------------------               ----------------------------------------
                                        William W. Hinchey, M.D., Director

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